EXHIBIT 3.1

CERTIFICATE OF INCORPORATION

OF

GOLD KIST HOLDINGS INC.

ARTICLE ONE

NAME AND PURPOSE

1.1 The name of the corporation is Gold Kist Holdings Inc. (the “Corporation”).

1.2 The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”). The purpose of the Corporation be to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

ARTICLE TWO

CAPITALIZATION

2.1 Authorized Shares. The Corporation shall have authority, to be exercised by the board of directors, to issue no more than (i) 100 shares of common stock, $.01 par value, which shall be entitled to one vote per share and shall be entitled to receive the net assets of the Corporation upon dissolution and (ii) 100 shares of preferred stock, $.01 par value. Shares of preferred stock may be issued from time to time in one or more classes or series, each such class or series to be so designated as to distinguish the shares thereof from the shares of all other classes and series. The Board of Directors is hereby vested with the authority by resolution to divide preferred stock into classes or series and to fix and determine the relative rights, preferences, qualifications, and limitations of the shares of any class or series so established.

ARTICLE THREE

REGISTERED OFFICE AND AGENT

The registered office of the Corporation in the State of Delaware shall be located at Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the Corporation’s registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

ARTICLE FOUR

INCORPORATOR

The name and mailing address of the incorporator (the “Incorporator”) is Douglas A. Sperry, whose mailing address is, Alston & Bird LLP, One Atlantic Center, 1201 West Peachtree Street, Atlanta, GA 30309-3424.

ARTICLE FIVE

PRINCIPAL OFFICE

The mailing address of the initial principal office of the Corporation is:

244 Perimeter Center Parkway, N.E.

Atlanta, Georgia 30346

ARTICLE SIX

BOARD OF DIRECTORS

6.1 Initial Board of Directors. The initial board of directors shall consist of 3 members. The name and address of each of the initial members are:

John Bekkers

244 Perimeter Center Parkway, N.E.

Atlanta, Georgia 30346

M.A. Stimpert

244 Perimeter Center Parkway, N.E.

Atlanta, Georgia 30346

Stephen O. West

244 Perimeter Center Parkway, N.E.

Atlanta, Georgia 30346

6.2 Removal. Directors may only be removed from the Board of Directors for cause and only at a special meeting of stockholders by the affirmative vote of at least a majority of the total number of votes of the then outstanding shares of the Corporation’s capital stock entitled to vote in the election of directors and only if notice of such proposal was contained in the notice of such meeting. Any vacancy in the Board of Directors resulting from such removal shall be filled in accordance with Section 6.3 hereof. For purposes of this Section, “cause” shall mean only (a) conviction of a felony, (b) declaration of unsound mind by an order of a court, (c) gross dereliction of duty, (d) commission of an action involving moral turpitude, or (e) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results in an improper substantial personal benefit or a material injury to the Corporation.

6.3 Vacancies and Changes of Authorized Number. All vacancies and any newly created directorship resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although fewer than a quorum, or by a sole remaining director. Each director chosen in accordance with this Section shall hold office until such director’s successor is elected and qualified, or until the director’s earlier death, resignation or removal; provided, however that a director chosen in accordance with this Section to fill a newly-created directorship shall hold office only until the next election of directors by the stockholders and until such director’s successor is elected and qualified, or until the director’s earlier death, resignation or removal.

6.4. Amendment. Article Six of these Articles of Incorporation may only be amended, modified or repealed by (i) the vote of at least two-thirds (2/3) of the Board of Directors, and (ii) the affirmative vote of the holders of at least two-thirds (2/3) of all classes of stock entitled to vote in the election of directors.

6.5 Voting. Unless and except to the extent that the By-Laws of the Corporation so require, the election of directors of the Corporation need not be by written ballot.

ARTICLE SEVEN

SEVERABILITY

In the event that any provision of this Certificate of Incorporation (including any provision within a single Article, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.

ARTICLE EIGHT

AMENDMENT OF BY-LAWS

Except as otherwise provided in this Article Eight, the By-Laws may be altered, amended or repealed, and new By-Laws may be adopted, by (a) the affirmative vote of the holders of two-thirds (2/3) of the shares of stock then outstanding and entitled to vote in the election of directors, or (b) the Board of Directors of the Corporation, but any By-Law adopted by the Board of Directors may be altered, amended or repealed, or new By-Laws may be adopted, by the affirmative vote of two-thirds (2/3) of the shares of stock then outstanding and entitled to vote in the election of directors. The stockholders may prescribe, by so expressing in the action they take in amending or adopting any By-Law or By-Laws, that the By-Law or By-Laws so amended or adopted by them shall not be altered, amended or repealed by the Board of Directors.

ARTICLE NINE

LIMITATION OF DIRECTOR LIABILITY

No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the Delaware General Corporation Law; or (d) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law.

Any repeal or modification of this Article 9 shall be prospective only and shall not adversely affect any right or protection of, or any limitation on the liability of a director of the Corporation existing at, or arising out of the facts or incidents occurring prior to, the effective date of such repeal or modification.

For purposes of this Article 9, “fiduciary duty as a director” also shall include any fiduciary duty arising out of serving at the Corporation’s request as a director of another corporation, partnership, limited liability company, joint venture or other enterprise, and “liable to the Corporation or its stockholders” also shall include any liability to such other corporation, partnership, limited liability company, joint venture, trust or other enterprise, and any liability to the Corporation in its capacity as a security holder, joint venturer, partner, member, beneficiary, creditor or investor of or in any such other corporation, partnership, limited liability company, joint venture, trust or other enterprise.

ARTICLE TEN

AMENDMENTS

Except as provided in Section 6.4 hereof, the Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, by (i) a majority vote of the Board of Directors, and (ii) the affirmative vote of the holders of at a majority of all classes of stock entitled to vote in the election of directors; and all rights, preferences, and privileges of any nature conferred upon stockholders, directors, or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article

* * *

IN WITNESS WHEREOF, the undersigned, being the Incorporator hereinabove named for the purpose of forming a corporation pursuant to the Delaware General Corporation Law, hereby certifies that the facts hereinabove stated are truly set forth, and accordingly executes this Certificate of Incorporation this 25th day of May, 2004.

/s/ Douglas A. Sperry
Douglas A. Sperry
Incorporator